As filed with the Securities and Exchange Commission on May 21, 2019

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INVACARE CORPORATION
(Exact name of Registrant as specified in its charter)

Ohio		95-2680965
(State or other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification Number)
One Invacare Way Elyria, Ohio 44035
(Address of Principal Executive Offices, including Zip Code)

INVACARE CORPORATION 2018 EQUITY COMPENSATION PLAN
(Full Title of the Plan)

Anthony C. LaPlaca
Senior Vice President, General Counsel and Secretary
Invacare Corporation
One Invacare Way
Elyria, Ohio 44035
(440) 329-6000

(Name, address and telephone number, including area code,
of agent for service)
Copy to: Douglas A. Neary Kristofer K. Spreen Calfee, Halter & Griswold LLP The Calfee Building 1405 East Sixth Street Cleveland, Ohio 44114-1607 (216) 622-8200
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “small reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer	☐		Accelerated filer	☑
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐
			Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the

Securities Act.	☐

1

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Shares, without par value	3,000,000	$6.795	$20,385,000	$2,470.66

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such additional shares, without par value (“Common Shares”), of Invacare Corporation (the “Registrant”) as may be issued or become issuable under the terms of the Invacare Corporation 2018 Equity Compensation Plan (the “2018 Plan”), in order to prevent dilution resulting from any stock split, stock dividend or similar transaction.

(2)
Estimated in accordance with Rule 457(c) and (h) under the Securities Act, solely for the purpose of calculating the registration fee and based upon the average of the high and low sales price of the Common Shares reported on the New York Stock Exchange on May 15, 2019, within five business days prior to filing.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 is filed to register the offer and sale of an additional 3,000,000 of the common shares, without par value (“Common Shares”), of Invacare Corporation (the “Registrant”) available for issuance under the Invacare Corporation 2018 Equity Compensation Plan, as amended (the “2018 Plan”), which shares became available for issuance under the 2018 Plan upon approval of an amendment to the 2018 Plan by the Company’s shareholders on May 16, 2019.

Accordingly, pursuant to General Instruction E to Form S-8, the contents of the Registrant’s Registration Statement on Form S-8 filed on May 22, 2018 (Commission File No. 333-225110), registering 4,026,599 Common Shares for issuance under the 2018 Plan, are hereby incorporated by reference.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Commission are incorporated herein by reference:

1.	The Registrant’s Annual Report on Form 10‑K for the fiscal year ended December 31, 2018;

2.	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019;

3.	The Registrant’s Current Report on Form 8-K filed on May 20, 2019; and

4.
The description of the Common Shares contained in the Registrant’s Registration Statement on Form 8-A, dated October 22, 1986 (Reg. No. 0-12938) and any amendments and reports filed for the purpose of updating that description;

other than the portions of such documents that, by statute or rule, by designation in such document or otherwise, are not deemed to be filed with the Commission or are not required to be incorporated herein by reference.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents, other than the portions of such documents that by statute, by designation in such document or otherwise, are not deemed to be filed with the Commission or are not required to be incorporated herein by reference.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.    Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elyria, State of Ohio, on this 21st day of May, 2019.

INVACARE CORPORATION

By:	/s/ Kathleen P. Leneghan
Kathleen P. Leneghan
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Invacare Corporation, hereby severally constitute and appoint Matthew E. Monaghan, Kathleen P. Leneghan and Anthony C. LaPlaca, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Invacare Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated as of May 21, 2019.

Signature	Title

/s/ Matthew E. Monaghan	Chairman, President and Chief Executive Officer (Principal Executive Officer)
Matthew E. Monaghan

/s/ Kathleen P. Leneghan	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
Kathleen P. Leneghan

/s/ Susan H. Alexander	Director
Susan H. Alexander

/s/ Petra Danielsohn-Weil, PhD	Director
Petra Danielsohn-Weil, PhD

/s/ Diana S. Ferguson	Director
Diana S. Ferguson

/s/ Marc M. Gibeley	Director
Marc M. Gibeley

/s/ C. Martin Harris, M.D.	Director
C. Martin Harris, M.D.

/s/ Clifford D. Nastas	Director
Clifford D. Nastas

/s/ Baiju R. Shah	Director
Baiju R. Shah

INVACARE CORPORATION
EXHIBIT INDEX

Exhibit Number	Exhibit Description

4.1
Second Amended and Restated Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3(a) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008).

4.2
Amendment No. 1 to Second Amended and Restated Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 20, 2019).

4.3
Second Amended and Restated Code of Regulations of the Registrant, as last amended on February 13, 2014 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on February 14, 2014).

4.4	Specimen Share Certificate for Common Shares (incorporated herein by reference to Exhibit 4(a) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005).

4.5	Invacare Corporation 2018 Equity Compensation Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on May 18, 2018).

4.6	Amendment No. 1 to the Invacare Corporation 2018 Equity Compensation Plan (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on May 20, 2019).

5.1	Opinion of Calfee, Halter & Griswold LLP (filed herewith).

23.1	Consent of Ernst & Young LLP (filed herewith).

23.2	Consent of Calfee, Halter & Griswold LLP (included in Exhibit 5.1 of this Registration Statement).

24.1	Power of attorney (included on the signature pages of this Registration Statement).

E-1